UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2021

QUANTUM ENERGY, INC.

(Name of small business in its charter)

Nevada	333-225892	98-0428608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3825 Rockbottom North Las Vegas, NV 89030
(Address of principal executive offices)

Registrant's telephone number: 702-323-6455

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).☐ Yes ☒  No

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On June 14, 2021, Quantum Energy, Inc., (the "Company" or the "Registrant”) issued 855,000 shares of its Preferred Series 'D' shares for cash at par value and for services rendered. These shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The issuance was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares, and the manner of the issuances.  In addition, the transferees of the common stock represented that they had the necessary investment intent as required by Section 4(2) and agreed to receive share certificates or book entry shares containing a legend that states the securities were restricted pursuant to Rule 144 of the Securities Act.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QUANTUM ENERGY, INC.

Date: June 23, 2021

By:	/s/William Westbrook
Name:	William Westbrook
Title:	Authorized Officer